EXHIBIT 1.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED AT MARKET

ISSUANCE SALES AGREEMENT

December 17, 2021

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Ur-Energy Inc. (the “Company”), B. Riley Securities, Inc. (“B. Riley Securities”) and Cantor Fitzgerald & Co. (“Cantor”) are parties to that certain Amended and Restated At Market Issuance Sales Agreement dated June 7, 2021 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

1. The second paragraph of Section 1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-261309), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).”

2. All references to “June 7, 2021” set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are revised to read “June 7, 2021 (as amended by Amendment No. 1 to Amended and Restated At Market Issuance Sales Agreement, dated December 17, 2021)”.

3. The Company will pay reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents up to $15,000 in the aggregate incurred in connection with this Amendment No. 1 and other related documents.

4. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

5. Entire Agreement; Amendment; Severability. This Amendment No. 1 to Amended and Restated At Market Issuance Sales Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) and the letter agreement entered into on June 7, 2021 between the Company and the Distribution Agents constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

6. Applicable Law; Consent to Jurisdiction. This Amendment No. 1 shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7. Waiver of Jury Trial. The Company, B. Riley Securities and Cantor each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment No. 1 or any transactions contemplated hereby.

8. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and each Agent.

Very truly yours,

UR-ENERGY INC.

By:	/s/ Jeffrey T. Klenda
Name:	Jeffrey T. Klenda
Title:	Chief Executive Officer

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Capital Markets

CANTOR FITZGERALD & CO.

By:	/s/ Mark Kaplan
Name:	Mark Kaplan
Title:	Global Chief Operating Officer

[Signature Page to Amendment No. 1]